                                [LETTERHEAD]






                                April 6, 1998








Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, California 90210

Ladies and Gentlemen:

          I am Vice President and Corporate Secretary of Hilton Hotels Corporation (the "Company"), and in that capacity I have acted as counsel to the Company in connection with the registration of up to 24,000,000 shares of common stock of the Company, $2.50 par value per share (the "Shares"), under the Securities Act of 1993, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") as filed with the Securities and Exchange Commission on April 2, 1998, as amended, to be sold by the Charitable Remainder Unitrust u/d/t May 8, 1989, of which Mr. Barron Hilton, the Company's Chairman of the Board, is the sole trustee. In connection with such transaction, you have requested my opinion with respect to the validity of the Shares.

          I, or members of my staff, have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below.

          In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

          I have been furnished with and relied upon certificates of officers of the Company with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

          I am opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and I express no opinion with respect to the

Hilton Hotels Corporation
April 6, 1998
page 2



applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or any other local agencies within any state.

          Subject to the foregoing, and in reliance thereon, it is my opinion that, as of the date hereof, the Shares are duly authorized, validly issued, fully paid and nonassessable.

          I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Legal Matters" in the prospectus included therein.

                                Very truly yours,

                                /s/ Cheryl L. Marsh
                                -------------------------------
                                Cheryl L. Marsh
                                Vice President and
                                Corporate Secretary
                                Hilton Hotels Corporation